Exhibit 99.1

News Release

CONTACTS:	Jim Eglseder (Investors) (513) 534-8424 Rich Rosen, CFA (Investors) (513) 534-3307 Debra DeCourcy, APR (Media) (513) 534-4153	FOR IMMEDIATE RELEASE October 27, 2011

Fifth Third Bank Announces Changes

In Management Responsibilities

Cincinnati — Fifth Third Bancorp (Nasdaq: FITB) today announced several changes to executive roles and responsibilities.

Beginning today, through the end of the year, Mary Tuuk, executive vice president and current Chief Risk Officer, will be transitioning from that role to a business management role as the market president of Fifth Third Bank (Western Michigan). Bruce Lee, executive vice president, will become Chief Credit Officer for the Bancorp and will assume responsibility for Commercial and Consumer Credit, which were formerly part of Enterprise Risk Management. He will retain his oversight of the Special Assets Group. Paul Reynolds, executive vice president and Chief Administrative Officer, will transition to Chief Risk Officer. He will also continue to oversee the company’s Legal, Fair Lending and Community Reinvestment, Mergers & Acquisitions Integration, and Government Affairs functions.

About these changes, Kevin Kabat, president and chief executive officer, said “Mary Tuuk has played a paramount role in guiding our Company through the credit and risk challenges experienced during the crisis, and I want to thank her and her team for the critical contributions they have made to position our company with a strong risk framework and culture. Mary has always had a deep desire to broaden her expertise to include P&L leadership, and I believe taking on this leadership position in one of our largest markets will be a significant benefit to Fifth Third.

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Bruce Lee has provided tremendous leadership since joining Fifth Third in 2001 and has been instrumental in building the Special Assets workout function for the Bancorp during the crisis. I have every confidence that Bruce will bring the same level of leadership to his expanded role.

And, during his 21-year tenure with Fifth Third, Paul Reynolds has extensive experience in executive management, especially in legal, legislative and regulatory affairs which uniquely positions him to provide leadership in his expanded role.”

Each of these executives has played a critical role in making Fifth Third a better company, and we believe these changes allow us to capitalize further upon our strengths and position us for continued success.”

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of September 30, 2011, the Company had $115 billion in assets and operated 15 affiliates with 1,314 full-service Banking Centers, including 103 Bank Mart® locations open seven days a week inside select grocery stores and 2,437 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Investment Advisors. Fifth Third also has a 49% interest in Vantiv, LLC, formerly Fifth Third Processing Solutions, LLC. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2011, had $273 billion in assets under care, of which it managed $23 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

Forward-Looking Statements

This news release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Fifth Third, one or more acquired entities and/or the combined company do business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) maintaining capital requirements may limit Fifth Third’s operations and potential growth; (8) changes and trends in capital markets; (9) problems encountered by larger or similar financial institutions may adversely affect the banking industry and/or Fifth Third; (10) competitive pressures among depository institutions increase significantly; (11) effects of critical accounting policies and judgments; (12) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies; (13) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, one or more acquired entities and/or the combined company or the businesses in which Fifth Third, one or more acquired entities and/or the combined company are engaged, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (14) ability to maintain favorable ratings from rating agencies; (15) fluctuation of Fifth Third’s stock price; (16) ability to attract and retain key personnel; (17) ability to receive dividends from its subsidiaries; (18) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (19) effects of accounting or financial results of one or more acquired entities; (20) difficulties in separating Vantiv, LLC, formerly Fifth Third Processing Solutions from Fifth Third; (21) loss of income from any sale or potential sale of businesses that could have an adverse effect on Fifth Third’s earnings and future growth; (22) ability to secure confidential information through the use of computer systems and telecommunications networks; and (23) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

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